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                                                                    Exhibit 99.1



              VELOCITY EXPRESS COMPLETES ACQUISITION OF CD&L, INC., CREATES MARKET LEADER IN TIME DEFINITE LOGISTICS SOLUTIONS

             ACQUISITION TO DOUBLE REVENUES TO OVER $440 MILLION AND
                          PROVIDE GROWTH OPPORTUNITIES

        OVER $38 MILLION IN COST SAVINGS ANTICIPATED OVER NEXT 18 MONTHS

WESTPORT, CT, August 17, 2006 -- Velocity Express Corporation (NASDAQ: VEXP) and CD&L, Inc. (AMEX:CDV) announced the acquisition of all of the issued and outstanding shares of CD&L by Velocity Express for cash consideration of $3.00 per share. Shareholders of CD&L approved the acquisition at a special meeting of shareholders held earlier today. As a result, the stock of CD&L will cease trading on the American Stock Exchange.

The acquisition creates the largest time definite logistics company in North America, with more than $440 million in annual revenues and 5,500 independent contractor drivers, operating from 150 locations in leading markets across the United States and Canada.

The combination of CD&L and Velocity Express is expected to provide important strategic and financial benefits:

     * Increased market coverage: CD&L and Velocity combined routes will provide customers with broader reach and guaranteed delivery time

     * Unmatched customer programs combining proprietary track and trace, and electronic signature capture technology will provide customers with the industry's best service offering

     * A diverse and expanded customer base across multiple market sectors, including: healthcare, retail, service parts replenishment and financial industries, among others.

     * A strengthening of Velocity's already excellent managerial team

"This is an exciting transformative acquisition that brings together two complementary businesses to create the leader in the time definite local delivery marketplace," stated Vincent Wasik, Chairman and CEO of Velocity Express. "The opportunity before us is considerable. This is a multi-billion dollar market that remains fragmented and underserved. The acquisition of CD&L accelerates Velocity Express' strategy of creating a potent North American brand while retaining our local focus. By leveraging the best practices of each company across the combined business, we are positioned to deliver enhanced service to Fortune 500 customers and small companies alike, providing us with the opportunity for what we believe can be exciting future organic growth."

"We are on track to execute quickly against a clearly defined strategic integration plan," added Mr. Wasik. "An outstanding team, comprised of members of Velocity Express, CD&L, and consultants from Alvarez & Marsal, has been hard at work and have identified over $38 million in value creation which we expect to realize over the next 18 months through operating efficiencies and elimination of duplicate costs. As just one example, implementation of Velocity's proprietary track and trace and route management technology for independent contractors should help bring CD&L's gross margins in line with our own, while improving customer service and flexibility."

The combined entity will operate under the Velocity Express name and be headquartered in Westport, CT.

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VELOCITY EXPRESS CORPORATION

Velocity Express has one of the largest time definite nationwide delivery networks, providing a national footprint for customers desiring same day service throughout the United States. The Company's services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation and logistics systems, including a proprietary package tracking system that enables customers to view the status of any package via a flexible web reporting system. Visit www.velocityexpress.com for more information.

ABOUT CD&L, INC.

CD&L, Inc. operates from 98 locations in 25 states, including operations in 28 customer owned facilities, providing last mile delivery solutions to various industries. The company has over 1,500 employees and utilizes approximately 2,900 independent contractor drivers to provide time-sensitive delivery services to thousands of customers across the country.

For purposes of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, readers should be aware that this press release includes certain "forward-looking statements" that involve risks and uncertainties that could cause actual results to differ materially. These statements are typically preceded by words such as "believes," "expects," "anticipates," "intends," "will," "may," "should," or similar expressions. Such statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the industry in which Velocity and CD&L operate. Factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the risk of successful integration of the two companies, the ability to achieve enhanced route density, the ability to retain customers, independent contractors and employees, the ability to achieve operating efficiencies and eliminate duplicate costs, the ability to double the size of the company, as well as the risks and uncertainties detailed from time to time in the Velocity Express and CD&L's filings with the Securities and Exchange Commission, including their most recently filed reports on Form 10-Q and 10-K. Velocity Express and CD&L disclaim any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release or to conform them to actual results.


Contact:
Velocity Express, Inc.
Edward W. (Ted) Stone, 203-349-4199
tstone@velocityexp.com
or
Steven S. Anreder, 212-532-3232
steven.anreder@anreder.com


For CD&L:
Russell Reardon, 201-487-7740
russ.reardon@cdl.net